SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

   Date of Report
December 20, 1999

                       CACI International Inc
(Exact name of registrant as specified in its Charter)

                           Delaware
(State or other jurisdiction of incorporation)

                0-8401
(Commission File Number)

                 54-1345888
(IRS Employer Identification No.)

1100 N. Glebe Road
                   Arlington, Virginia 22201
(Address of principal executive offices) (Zip code)

                              (703) 841-7800
(Registrant's telephone number, including area code)

ITEM 2.   DISPOSITION OF ASSETS.

On December 20, 1999, the Registrant announced that it has completed the sale of its COMNET Products Group to Compuware Corporation for $40 million in cash. The transaction included the sale of network simulation software used by the COMNET products group; the transfer of most of the employees of the COMNET products group; the assumption of facilities used in connection with the products group; and the sale of certain personal property applicable to the job requirements of those employees.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press Release dated December 20, 1999, announcing the Registrant's completion of the sale of its COMNET Products Group to Compuware Corporation.
99.2	Asset Sale Agreement by and among Compuware Corporation, CACI International Inc, CACI Products Company, CACI Development Company and CACI Products Company California.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             CACI International Inc
                      (Registrant)

By:	/s/

Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary